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EXHIBIT 99.1

DOT HILL SYSTEMS CORP.

OFFICERS' CERTIFICATE

        Pursuant to Section 906 of the Corporate Fraud Accountability Act of 2002 (18 U.S.C. § 1350, as adopted), James L. Lambert, Chief Executive Officer of Dot Hill Systems Corp. (the "Company"), and Preston Romm, the Chief Financial Officer of the Company, each hereby certify that, to the best of their knowledge:

        1.    The Company's Annual Report on Form 10-K for the year ended December 31, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Annual Report") fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended.

        2.    The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to Company and will be retained by Company and furnished to the Securities and Exchange Commission or its staff upon request.

        This certification "accompanies" the Annual Report, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.

        In Witness Whereof, the undersigned have set their hands hereto as of the    th day of March, 2003.

/s/ JAMES L. LAMBERT James L. Lambert Chief Executive Officer	/s/ PRESTON ROMM Preston Romm Chief Financial Officer

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  EXHIBIT 99.1
DOT HILL SYSTEMS CORP. OFFICERS' CERTIFICATE